UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2021, Andrew Hinson retired from the board of directors (the “Board”) of BioLife Solutions, Inc. (the “Company”) after serving as a member for 14 years. Mr. Hinson retired to focus on other endeavors and not in connection with any disagreements with the Company.  To fill the vacancy created by the retirement of Mr. Hinson, the Board appointed Joydeep Goswami, Ph.D. to the Board. Mr. Goswami qualifies as “independent” under Nasdaq Stock Market rules.

Mr. Goswami will serve as the chair of the Company’s Nominating and Governance Committee.

Mr. Goswami is currently the chief strategy & corporate development officer at Illumina, Inc., (NASDAQ: ILMN), a developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function. Prior to ILMN, Mr. Goswami was president of the Clinical Next-Generation Sequencing (“NGS”) and Oncology business unit of Thermo Fisher Scientific (NYSE: TMO) from July 2016 to September 2019, where he oversaw efforts that drove the adoption of NGS in clinical oncology, research and reproductive health. While at TMO, Mr. Goswami also served as general manager of Protein and Cell Analysis from April 2015 to July 2016, leading the Protein and Cell Analysis business unit that encompassed the Microscopy, Fluorescent Imaging, Flow Cytometry, Protein Analysis and ImmunoAssays. He also served as president over the Asia Pacific and Japan divisions at TMO and created the Stem Cells and Regenerative Medicine business unit at Invitrogen. He has held senior leadership roles across pharmaceutical, biotechnology, diagnostics and research tool continuums, previously serving at Life Technologies from September 2013 to March 2015. Additionally Mr. Goswami spent five years at McKinsey & Company, from 1998 to 2003 where he specialized in strategy for pharmaceutical, medical technology and technology companies. Mr. Goswami holds a M.S., Ph.D. in Chemical Engineering, and MBA from MIT and a Bachelor’s degree in Chemical Engineering from the Indian Institute of Technology.

There are no related-party transactions in which the new director or any of his immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Goswami will receive the same compensation as the Company’s other non-employee directors as described under “Board of Directors-Executive Compensation” in the Company’s 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on March 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: October 7, 2021	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer